SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 1998

                           ASARCO Incorporated
-----------------------------------------------------------------
          (Exact name of registrant as specified in its charter)

     New Jersey                1-164                13-492440
-----------------------------------------------------------------
(State or other jurisdiction  (Commission     (IRS Employer
     of incorporation)        File Number)   Identification No.)

180 Maiden Lane, New York, New York                   10038
-----------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (212) 510-2000
                                                   --------------



Item 5.        Other Events.
               -------------

               On January 28, 1998, the Board of Directors of ASARCO Incorporated (the "Company") approved the extension of the Company's existing shareholder rights plan by adopting a rights plan substantially similar to the Company's current rights plan. Pursuant to a new Rights Agreement between the Company and The Bank of New York, as Rights Agent (the "1998 Rights Agreement"), one Right will be issued for each outstanding share of the Company's common stock, without par value, on the earlier to occur of the expiration of the existing rights (August 7, 1999) or the redemption of such Rights in accordance with the terms of the current rights plan. Each of the new Rights will entitle the registered holder to purchase from the Company one one-hundredth of a share of its Junior Participating Preferred Stock, without par value, at a price of $90.00 per one one-hundredth of a share. The new Rights are redeemable under certain circumstances at $.01 per Right and will expire, unless earlier redeemed, on January 31, 2008.

               The description and terms of the new Rights are set forth in the 1998 Rights Agreement, a copy of which is filed herewith and is incorporated herein by reference.


Item 7.        Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.            Exhibit
-----------            -------

        4              Rights Agreement, dated as of
                       January 28, 1998, between
                       ASARCO Incorporated and The
                       Bank of New York, as Rights Agent,
                       which includes as Exhibit A thereto,
                       the form of Right Certificate


                                SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      ASARCO Incorporated

                                        (Registrant)


                                      By: Richard de J. Osborne
                                         ----------------------------
                                         Chairman and Chief Executive
                                             Officer



Dated:   February 22, 1998



                            INDEX TO EXHIBITS



Exhibit No.          Exhibit
-----------          -------

        4             Rights Agreement, dated as of
                      January 28, 1998, between
                      ASARCO Incorporated and The
                      Bank of New York, as Rights Agent,
                      which includes as Exhibit A thereto,
                      the form of Right Certificate